Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Regency Centers Corporation, and

Regency Centers, L.P.:

We consent to the use of our reports dated February 27, 2017, with respect to the consolidated financial balance sheets of Regency Centers Corporation and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated by reference herein. We also consent to the use of our reports dated February 27, 2017, with respect to the consolidated balance sheets of Regency Centers, L.P. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, capital, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated by reference herein.

/s/ KPMG LLP

Jacksonville, Florida

March 1, 2017

Certified Public Accountants